                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): OCTOBER 12, 2004
                                (OCTOBER 8, 2004)



                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


           LOUISIANA                       0-23383                     72-1395273
 (State or other jurisdiction      (Commission File Number)         (I.R.S. Employer
       of incorporation)                                           Identification No.)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On October 12, 2004, OMNI Energy Services Corp. (the "Company") announced that it has entered into an Amendment and Conditional Waiver Agreement ("Amendment") dated as of October 8, 2004, among the Company, Provident Premier Master Fund Ltd., Portside Growth and Opportunity Fund, Manchester Securities Corp., and Gemini Master Fund, Ltd. (each an "Investor" and collectively, the "Investors").

         Pursuant to a Securities Purchase Agreement dated as of February 12, 2004 (the "First Securities Purchase Agreement"), the Company issued and sold to the Investors named therein 6.5% Convertible Debentures (the "First Debentures") and Warrants, and pursuant to a Securities Purchase Agreement dated as of April 15, 2004 (the "Second Securities Purchase Agreement" and together with the First Securities Purchase Agreement the "Securities Purchase Agreements"), the Company issued and sold to the Investors named therein 6.5% Convertible Debentures (the "Second Debentures" and, collectively with the First Debentures, the "Debentures") and Warrants.

         The Amendment amends, modifies, and waives certain terms and conditions of the Securities Purchase Agreements and the Debentures.

         Pursuant to the Amendment, (i) the Investors will convert $2,000 of the principal amount of the Second Debentures at a revised conversion price of $0.01 per share into 200,000 shares of the Company's common stock, (ii) the Investors extended the date of the Company's October 1, 2004 interest payment under the Debentures to October 18, 2004, (iii) the Investors extended the date of the Company's October 7, 2004 payment of the Put Amount (as defined in the Debentures) to October 18, 2004, and (iv) the Investors granted the Company a right to redeem for cash all (but not less than all) of the outstanding Debentures held by each Investor on or prior to 5 p.m., New York City time, on November 15, 2004, for an aggregate redemption price equal to the then outstanding principal of, and accrued and unpaid interest and penalties (if any) on, the Debentures held by such Investor.

         The Amendment also permits the Company to obtain financing and incur Debt (as defined in the Securities Purchase Agreements) senior to the Debentures to fulfill its obligations under the Amendment if, simultaneously with the closing of such financing, the Debentures are paid in full.

         The foregoing discussion is only a summary and is qualified in its entirety by reference to the Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.


Item 8.01 Other Events.

         On October 12, 2004, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is furnished as
Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.


           Exhibit No.    Description
           -----------    -----------

           4.1 Amendment and Conditional Waiver Agreement, dated as of October 8, 2004, among OMNI Energy Services Corp., Provident Premier Master Fund Ltd., Portside Growth and Opportunity Fund, Manchester Securities Corp., and Gemini Master Fund, Ltd.

           99.1           Press Release dated October 12, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.


                                                OMNI ENERGY SERVICES CORP.

Date: October 12, 2004                          By:  /s/ G. Darcy Klug
                                                     ------------------------
                                                     Executive Vice President